EXHIBIT 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE	111 Pencader Drive
Newark, DE 19702
P 302.456.6789
F 302.861.3730
T 800.544.8881

www.sdix.com
SDIX Company Contact:
Kevin Bratton
Chief Financial Officer
(302) 456-6789
kbratton@sdix.com

SDIX Sells Life Science Assets to OriGene Technologies, Inc.
for $16 Million

Newark, DE (April 8, 2013) – SDIX™ (NASDAQ: SDIX), a leading provider of biotechnology-based products and services, today announced that it has entered into an agreement to sell the assets of its Life Science business to OriGene Technologies, Inc. for $16 million. OriGene is acquiring substantially all of the assets of SDIX and has agreed to offer employment to a substantial majority of SDIX’s employees.

Francis DiNuzzo, SDIX’s President and CEO, commented, “The sale of our Life Science business to OriGene is a natural progression for SDIX. The combination of our core Life Science business and our Advanced GAT technologies with OriGene's technologies and global operations will result in a broader portfolio of products and services for our customer base and a reach into markets that SDIX would be challenged to achieve as a standalone business."

Steven Becker, the Chairman of the SDIX Board of Directors, also stated, “Over the past few years the Board and Management of SDIX have worked diligently to pursue multiple avenues for value creation.   After reviewing many alternatives the Board determined that the best course of action for all of our stakeholders was to pursue a transaction which would create scale for our remaining life science and advanced technologies business.   We believe this transaction is the best possible outcome for our shareholders, employees and valued customers.    Post the closing of the transaction the Company will have a strong balance sheet and no remaining operations and the Board will review alternatives for the Company's cash and public Company status."

The acquisition is expected to be completed during the second quarter of 2013, subject to the approval of SDIX’s shareholders and other customary closing conditions.

Important Information:

In connection with the proposed sale of assets, the Company intends to file a proxy statement on Schedule 14A with the Securities and Exchange Commission, or SEC, and the Company intends to file other relevant materials with the SEC. Stockholders of the Company are urged to read all relevant documents filed with the SEC when they become available, including the Company’s proxy statement, because they will contain important information about the proposed transaction. A definitive proxy statement will be sent to holders of the Company’s common stock seeking their approval of the proposed transaction.

Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s web site, http://www.sec.gov. In addition, the Company’s stockholders may obtain free copies of the documents filed with the SEC when available by contacting the Company at 111 Pencader Drive, Newark, DE 19702. Phone 1-302-456-6789.  Such documents are not currently available. You may also read and copy any reports, statements and other information filed with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in respect of the proposed transaction. Information regarding the directors and executive officers of the Company is available in the 2011 Annual Report on Form 10-K, filed with the SEC on March 30, 2012.   Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

This news release may contain forward-looking statements reflecting SDIX's current expectations. When used in this press release, words like “anticipate”, “could”, “enable”, “estimate”, “intend”, “expect”, “believe”, “can”, “potential”, “will”, “should”, “project”, “plan” and similar expressions as they relate to SDIX are intended to identify said forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainties, which may cause actual results to differ from those anticipated by SDIX at this time. Such risks and uncertainties include, without limitation, changes in demand for products, the application of our technologies to various uses, delays in product development, delays in market acceptance of new products, retention of customers and employees, adequate supply of raw materials, inability to obtain or delays in obtaining fourth party, or required government approvals, the ability to meet increased market demand, competition, protection of intellectual property, non-infringement of intellectual property, seasonality, and other factors more fully described in SDIX's public filings with the U.S. Securities and Exchange Commission.

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